UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Salient Midstream & MLP Fund
 (Name of Registrant as Specified in Its Charter)

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SALIENT MIDSTREAM & MLP FUND URGES SHAREHOLDERS
TO TAKE NO ACTION WITH RESPECT TO
SABA CAPITAL MANAGEMENT’S PROXY SOLICITATION

May 27, 2022
Dear Fellow Shareholder,
We urge all shareholders of Salient Midstream & MLP Fund (“Fund”) (NYSE: SMM) not to take any action in response to Saba Capital Management, L.P.’s recent proxy solicitation with respect to the Fund’s upcoming Annual Meeting.  The Fund’s proxy materials for the Annual Meeting of Shareholders have not yet been sent.  We urge you NOT to sign or return any GOLD proxy card that you may receive.  The Fund’s proxy card will be WHITE when issued.
PLEASE DISCARD THE GOLD PROXY CARD AND ANY MATERIALS ACCOMPANYING SUCH CARD.
THERE IS NO NEED TO VOTE YOUR SHARES UNTIL YOU RECEIVE THE FUND’S WHITE PROXY CARD AND ACCOMPANYING MATERIALS.
The Fund has been a leading performer among peer funds and has increased its distribution rate considerably over the last year period.  Saba Capital Management, L.P. is attempting to disrupt governance.  When you receive the Fund’s proxy card and accompanying materials, please review them carefully and use the Fund’s WHITE proxy card to vote at that time.
Sincerely,
/s/ Greg Reid
Greg Reid, President